UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 25, 2020, the Audit Committee of the Board of Directors of Youngevity International, Inc. (the “Company”) approved the appointment of MaloneBailey, LLP (“MaloneBailey”) as its new independent registered public accounting firm responsible for auditing its financial statements. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through October 25, 2020, neither the Company, nor anyone on its behalf, consulted with MaloneBailey regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2020, William G. Thompson resigned from the Board of Directors of the Company and as a member and chairman of the Audit Committee to accept the position of Chief Financial Officer of the Company. In connection with Mr. Thompson’s appointment, David S. Briskie was appointed Chief Investment Officer of the Company and resigned as the Company’s Chief Financial Officer. Mr. Briskie also retains his title as the Company’s President.

Mr. Thompson’s and Mr. Briskie’s resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Thompson, age 59, had served on the Company’s Board of Directors since June 10, 2013. He most recently served from March 2013 to September 2019 as Chief Financial Officer of Broadcast Company of the Americas, a radio station operator in San Diego, California. He served as Corporate Controller for the Company from 2011 to March 2013 and for Breach Security, a developer of web application firewalls, from 2007 to 2010. Prior to 2007, Mr. Thompson was Divisional Controller for Mediaspan Group and Chief Financial Officer of Triathlon Broadcasting Company.

As Chief Financial Officer, Mr. Thompson will receive a base salary of $200,000 a year and will be eligible to receive an annual bonus as may be determined by the Company. Except as set forth herein, there are no understandings or arrangements between Mr. Thompson and any other person pursuant to which Mr. Thompson was appointed Chief Financial Officer of the Company.

On October 27, 2020, Daniel Dorsey was appointed to the Board of Directors of the Company to fill the vacancy created by Mr. Thompson’s resignation. The appointment of Mr. Dorsey, which is effective immediately, means that the size of the Board will remain at five (5) members. Mr. Dorsey will serve on the Audit Committee and his term as a director will continue until such time as his successor is duly elected and qualified, or until his earlier resignation or removal.

There are no family relationships between Mr. Dorsey and any of the Company’s directors or executive officers and Mr. Dorsey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described below, there were no arrangements or understandings by which Mr. Dorsey was named as a member of the Board.

Mr. Dorsey will receive the Company’s standard non-cash compensation as a non-employee director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 28, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Investment Officer